                                                                     Exhibit 3.2


                                 B Y E - L A W S

                                       of

                                   Monday Ltd

                                TABLE OF CONTENTS

Bye-law                                                                      Page

 1     Interpretation                                                          1
 2     Board of Directors                                                      4
 3     Management of the Company                                               4
 4     Power to appoint managing director or chief executive officer           5
 5     Power to appoint manager                                                5
 6     Power to authorise specific actions                                     5
 7     Power to appoint attorney and agent                                     5
 8     Power to delegate to a committee                                        6
 9     Power to appoint and dismiss employees                                  6
10     Power to borrow and charge property                                     6
11     Exercise of power to purchase shares of                                 6
       or discontinue the Company
12     Election of Directors                                                   7
13     Defects in appointment of Directors                                    10
14     Removal of Directors                                                   10
15     Vacancies on the Board                                                 10
16     Notice of meetings of the Board                                        11
17     Quorum at meetings of the Board                                        11
18     Meetings of the Board                                                  12
19     Unanimous written resolutions                                          12
20     Contracts and disclosure of Directors' interests                       13
21     Remuneration of Directors                                              13
22     Officers of the Company                                                13
23     Appointment of Officers                                                14
24     Remuneration of Officers                                               14
25     Duties of Officers                                                     14
26     Chairman of meetings                                                   14
27     Register of Directors and Officers                                     15
28     Obligations of Board to keep minutes                                   15
29     Indemnification of Directors and Officers of the Company               15
30     Waiver of claim by Member                                              17
31     Notice of annual general meeting                                       17
32     Notice of special general meeting                                      17
33     Accidental omission of notice of general meeting                       18
34     Meeting called on requisition of members                               18
35     Short notice                                                           18
36     Postponement and cancellation of meetings                              18


                                      (i)

Bye-law                                                                      Page

37     Quorum for general meeting                                             19
38     Adjournment of meetings                                                19
39     Attendance and security at meetings                                    20
40     Written resolutions                                                    20
41     Attendance of Directors and Resident Representatives                   21
42     Voting at meetings                                                     22
43     Voting on show of hands                                                22
44     Decision of chairman                                                   22
45     Demand for a poll                                                      22
46     Seniority of joint holders voting                                      24
47     Instrument of proxy                                                    24
48     Representation of corporations at meetings                             25
49     Rights of shares                                                       26
50     Power to issue shares                                                  31
51     Variation of rights, alteration of share capital                       33
       and purchase of shares of the Company
52     Registered holder of shares                                            34
53     Death of a joint holder                                                34
54     Share certificates                                                     34
55     Calls on shares                                                        35
56     Forfeiture of shares                                                   36
57     Contents of Register of Members                                        37
58     Inspection of Register of Members                                      37
59     Determination of record dates                                          37
60     Instrument of transfer                                                 37
61     Restriction on Transfer                                                38
62     Transfers by joint holders                                             38
63     Representative of deceased Member                                      38
64     Registration on death or bankruptcy                                    39
65     Declaration of dividends by Board                                      39
66     Other distributions                                                    39
67     Reserve fund                                                           40
68     Payment of dividends and deduction of                                  40
       amounts due to the Company
69     Issue of bonus shares                                                  41
70     Records of account                                                     41
71     Financial year end                                                     42
72     Financial statements                                                   42
73     Appointment of Auditor                                                 42
74     Remuneration of Auditor                                                43
75     Vacation of office of Auditor                                          43


                                      (ii)

Bye-law                                                                      Page

76     Access to books of the Company                                         43
77     Report of the Auditor                                                  43
78     Notices to Members of the Company                                      44
79     Notices to joint Members                                               44
80     Service and delivery of notice                                         44
81     The seal                                                               45
82     Manner in which seal is to be affixed                                  45
83     Winding-up/distribution by liquidator                                  45
84     Business Combinations                                                  46
85     Alteration of Bye-laws                                                 46


                                     (iii)

                                 INTERPRETATION

1.     Interpretation

       (1) In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:-

               "Act" means the Companies Act 1981 as amended from time to time;

               "Auditor" includes any individual, corporation, partnership, limited liability company, joint venture, association, or other entity;

               "Board" means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

               "Class A Common Shares" mean class A common shares of par value US$0.0001 per share (or such other par value as may result from any reorganization of the share capital of the Company) in the share capital of the Company, having the rights and being subject to the limitations set out in Bye-law 49(2).

               "Class X Common Shares" mean class X common shares of par value US$0.0001 per share (or such other par value as may result from any reorganization of the share capital of the Company) in the share capital of the Company, having the rights and being subject to the limitations set out in Bye-law 49(3).

               "Company" means the company for which these Bye-laws are approved and confirmed;

               "Director" means a director of the Company;

               "Group" means the Company and every company and other entity which at the particular time is controlled by or under common control with the Company (for these purposes, "control" means the power to direct the management or policies of the person in question, whether by means of an ownership interest or otherwise);

               "Member" means the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons as the context so requires;

               "notice" means written notice as further defined in these Bye-laws unless otherwise specifically stated;

               "Officer" means any person appointed by the Board to hold an office in the Company;

               "Preferred Shares" means preferred shares of par value US$0.0001 per share (or such other par value as may result from any reorganisation of the share capital of the Company) in the shares of the capital of the Company, having the rights and being subject to the limitations set out in Bye-law 50(5);

               "Roll-up Transaction" means a transaction by which a member firm of the PricewaterhouseCoopers global network of firms will contribute such firm's consulting business to a subsidiary of the Company in exchange for shares of the Company or certain of the Company's subsidiaries.

               "redeemable" or "redeemed" or "redemption" for the purposes of Bye-law 50(3) shall also mean "purchasable", "purchased" or "purchase".

               "Register of Directors and Officers" means the Register of Directors and Officers referred to in these Bye-laws;

               "Register of Members" means the Register of Members referred to in these Bye-laws;

               "Resident Representative" means any person appointed to act as resident representative and includes any deputy or assistant resident representative;

               "Secretary" means the person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary;

               "US dollars" or "US$" means United States dollars;

               "Voting Agreement" means the Voting Agreement relating to the shares of the Company to be dated as of [ ], 2002 and entered into among the Company and the covered persons from time to time party to that agreement.

     (2)        In these Bye-laws, where not inconsistent with the context:-

               (a) words denoting the plural number include the singular number and vice versa;

               (b) words denoting the masculine gender include the feminine gender;

               (c) words importing persons include companies, associations or bodies of persons whether corporate or not;

               (d)     the word:-

                       (i)     "may" shall be construed as permissive;

                       (ii)    "shall" shall be construed as imperative; and

               (e) unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

     (3) In these Bye-laws, expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography and other modes of representing words in a visible form.

     (4) In these Bye-laws, headings are used for convenience only and are not to be used or relied upon in the construction hereof.

                               BOARD OF DIRECTORS
2.   Board of Directors
     The business and affairs of the Company shall be managed and conducted by the Board.

3.   Management of the Company
     (1) In managing the business and affairs of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws, the provisions of any statute and to such regulations as may be prescribed by the Company in general meeting. The Board may also present any petition and make any application in connection with the liquidation or reorganisation of the Company.

     (2) No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

4.   Power to appoint managing director or chief executive officer

     The Board may from time to time appoint a chief executive officer or one or more Directors to the office of managing director of the Company who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

5.   Power to appoint manager

     The Board may appoint a person to act as manager of the Company's day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

6.   Power to authorise specific actions

     The Board may from time to time and at any time authorise any company, firm, person or body of persons to act on behalf of the Company (with the power to sub-delegate) for any specific purpose that the Board may think fit and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

7.   Power to appoint attorney and agent

     The Board may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney or agent of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney or other delegation may contain such provisions for the protection and convenience of persons dealing with any such attorney or agent as the Board may think fit and may also authorise any such attorney or agent to sub-delegate all or any of the powers, authorities and discretions so vested in such attorney or agent. Such attorney or agent may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's or agent's personal seal with the same effect as the affixation of the seal of the Company.

8.   Power to delegate

     (1) The Board may delegate (a) to a committee appointed by the Board, which may consist partly or entirely of non-Directors, (b) to a Director, an Officer or employee of the Company, or (c) to any other person, any one or more of its powers, authorities or discretions, including the power to sub-delegate all or any of the powers, authorities and discretions so vested in the committee.

(2) A committee of the Board shall, in the exercise of the powers, authorities or discretions delegated to it, comply with any procedural or other requirements imposed on it by the Board. Subject to any such requirements, the provisions of these Bye-laws relating to meetings and proceedings of the Board shall apply, with appropriate modification, to meetings and proceedings of a committee of the Board.

9.   Power to appoint and dismiss employees

     The Board may appoint, suspend or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

10.  Power to borrow and charge property

     The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

11.  Exercise of power to purchase shares of or discontinue the Company

     (1) The Board may exercise all the powers of the Company to purchase all or any part of its own shares pursuant to Section 42A of the Act.

     (2) The Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to Section 132G of the Act.

12.  Election of Directors

     (1) The Board shall consist of not less than 2 Directors and not more than 21 Directors or such a number in excess thereof as the Board or the Members may time to time determine. The Directors shall be classified upon appointment to the board, with respect to the time for which each Director holds office, into three classes, as nearly equal in number as possible, one class (Class I) to be originally elected for a term expiring at the conclusion of the first annual general meeting held after the date of adoption of these Bye-laws, the second class (Class II) of Directors to be originally elected for a term expiring at the conclusion of the second annual general meeting held after the adoption of these Bye-laws and the third class (Class III) to be originally elected for a term expiring at the conclusion of the third annual general meeting held after the adoption of these Bye-laws, with each class to hold office until its successors are duly elected. At each annual general meeting Directors re-elected or elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the conclusion of third succeeding annual general meeting held after their election, with each Director to hold office until such person's successor shall have been duly elected. If the number of Directors is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any Director of any class elected to fill a vacancy shall hold office for a term that shall coincide with the remaining term of the other Directors of that class, but in no case shall a decrease in the number of Directors shorten the term of any Director then in office.

      (2) Subject to these Bye-laws, Directors shall be elected at an annual general meeting by a plurality of votes of those Members entitled to vote and voting on the election of Directors. For the purposes of this Bye-law, a Director elected by a plurality of votes shall be the Director who receives the most votes in such election, regardless of whether or not such Director receives a majority of votes cast.

     (3) No person (other than a Director retiring at an annual general meeting) may be elected as a Director at a general meeting, unless:

               (a) in the case of an annual or special general meeting, such person is recommended by the Board; or

               (b) in the case of an election at an annual general meeting, not more than 120 days nor less than 90 days before the first anniversary of the preceding year's annual general meeting, such person has been nominated by a Member entitled to attend and vote at the meeting by written notice delivered to the Secretary. If the date of the annual general meeting (excluding any adjournment of an annual general meeting) is more than 30 days before or more than 70 days after such anniversary date, then a Member may deliver written notice nominating a person to be appointed as a Director to the Secretary not more than 120 days before the annual general meeting nor less than the later of 90 days before the annual general meeting and 10 days after the date of the annual general meeting is publicly announced.

A Member's notice nominating a person to be appointed as a Director shall set forth (i) as to the Member giving the notice:

                        A. the name and address of such Member as they appear in the Register of Members;

                        B. a representation that such Member is a Member and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice;

                        C. the number and classes of shares which are beneficially owned by such Member; and

                        D.  a description of all arrangements or
                        understandings between such Member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such Member;

                  and (ii) as to each person the Member proposes to nominate for election or re-election as a Director:

                        A. the name, age, business address and residence address of such person;

                        B. the principal occupation or employment of such person;

                        C. the number and classes of shares which are beneficially owned by such person;

                        D. particulars which would, if such person were so appointed, be required to be included in the Company's register of Directors and Officers;

                        E. all other information relating to such person that is required to be disclosed in solicitations for proxies for the appointment of Directors or is required by the Rules and Regulations of the Securities and Exchange Commission promulgated under Section 14 of the Securities Exchange Act of 1934 of the United States of America (as amended); and

                        F. a written consent executed by such person to be named in any proxy statement as a nominee and to serve as a Director if so appointed.

provided, however, that no Member shall be entitled to propose any person to be elected or re-elected Director at any special general meeting.

The chairman of the general meeting of Members shall, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures. If the chairman shall so determine, he shall declare that fact to the general meeting and the defective nomination shall be disregarded.

13.  Defects in appointment of Directors

     All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

14.  Removal of Directors

     (1) Subject to any provision to the contrary in these Bye-laws, the Members entitled to vote for the election of Directors may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director, only with cause and by affirmative vote of holders of a majority of the voting shares of the Company, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director's removal.

     (2) A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (1) of this Bye-law may be filled by the Members at the meeting at which such Director is removed and, in the absence of such election or appointment, the Board may fill the vacancy.

15.  Vacancies on the Board

     (1) So long as there remains in office a sufficient number of Directors to constitute a quorum of the Board in accordance with these Bye-laws, the Board shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring as the result of any increase in the number of Directors or the death, disability, disqualification, resignation or removal of any Director for a term of office equal to the remainder of the full term of the class of Directors in which the vacancy occurred or was created from an increase in the number of Directors, as the case may require.

     (2)       The office of Director shall be vacated if the Director:-

               (a) is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

               (b)     is or becomes bankrupt;

               (c)     is or becomes of unsound mind or dies;

               (d) resigns his or her office by notice in writing to the Company.

16.  Notice of meetings of the Board

     (1) The Chairman may, and the Secretary on the requisition of any two or more Directors shall, at any time summon a meeting of the Board.

     (2) Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible and non-transitory form at such Director's last known address or any other address given by such Director to the Company for this purpose.

     (3) An irregularity in the giving of notice of a meeting of the Board is waived if each of the affected Directors either (i) attend the meeting without protest as to the irregularity or (ii) agree (whether before or during the meeting) to the waiver.

17.  Quorum at meetings of the Board

     (1) The quorum necessary for the transaction of business at a meeting of the Board shall be two Directors or such greater number as the Board may from time to time determine.

     (2) The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company or (ii) preserving the assets of the Company.

18.  Meetings of the Board

     (1) The Chairman of the Board or, in his absence, any Director holding the office of President shall preside as chairman at every meeting of the Board. If there is no such Chairman or President, or if at any meeting the Chairman or the President is not present within 15 minutes after the time appointed for holding the meeting or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

     (2) The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

     (3) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

     (4) A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

19.  Unanimous written resolutions

     A resolution in writing signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution.

20.  Contracts and disclosure of Directors' interests

     (1) Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company or act as an Officer and such Director or such Director's firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorise a Director or Director's firm, partner or such company to act as Auditor of the Company.

     (2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

     (3) Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

21.  Remuneration of Directors

     The remuneration (if any) of the Directors shall be determined by the Board and shall be deemed to accrue from day to day and may be paid in cash or in other property, including securities of the Company. The Directors are also entitled to be paid for all travel, accommodation and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

                                    OFFICERS
22.  Officers of the Company

     The Officers of the Company shall consist of a President and a Vice President (or a Chairman and a Deputy Chairman), a Chief Executive Officer, a Secretary and such additional

Officers as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

23.  Appointment of Officers

     (1) The Board shall, as soon as possible after each annual general meeting, appoint a President and a Vice President (or a Chairman and a Deputy Chairman) who shall be Directors.

     (2) The Officers, if any, shall be appointed by the Board from time to time.

24.  Remuneration of Officers

     The Officers shall receive such remuneration as the Board may from time to time determine.

25.  Duties of Officers

     The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

26.  Chairman of meetings

      The Chairman of the Board or, in his or her absence, the Chief Executive Officer shall preside as chairman at every general meeting of the Company or of any class of Members. If there is no such Chairman or Chief Executive Officer, or if at any meeting neither the Chairman nor the Chief Executive Officer is present within 15 minutes after the time appointed for the commencement of the meeting, or if neither of them is willing to act as chairman, the Directors present shall appoint one of those Directors who is willing to act as chairman or, if only one Director is present, he or she shall preside as chairman, if willing to act. If none of the Directors present is willing to act as chairman, the Director or Directors present may appoint any other Officer who is present and willing to act as chairman. In default of any such appointment, the persons present and entitled to vote shall elect any Officer who is present and willing to act as chairman or, if no Officer is present or if none of the Officers present is willing to act as chairman, one of their number to be chairman.

27.  Register of Directors and Officers

     The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

                                     MINUTES

28.  Obligations of Board to keep minutes

     (1) The Board shall cause minutes to be duly entered in books provided for the purpose:

     (a)  of all elections and appointments of Officers;

     (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

     (c) of all resolutions and proceedings of general meetings of the Members, meetings or any class of Members, meetings of the Board and meetings of committees appointed by the Board.

     (2) Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

                                    INDEMNITY

29.   Indemnification of Directors and Officers of the Company


      Every person who is or was a Director, Resident Representative or other Officer (such term to include, for the purposes of Bye-laws 29 and 30, any person appointed to any committee by the Board) or, while a Director or Officer of the Company, is or was serving at the request of the Company as a Director, Officer, employee or agent of any other corporation or partnership, limited liability company, joint venture, trust or other legal entity of any kind, including service with respect to employee benefit plans, and their heirs, executors and administrators, shall be indemnified and secured harmless by the Company to the fullest extent permitted by law from and against all actions, costs, charges, losses, damages, liability and expenses (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company (or any other legal entity for which such person was acting at the request of the Company) shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company (or any other legal entity for which such person was acting at the request of the Company) shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in or arising out of the actual or purported execution or discharge of their respective offices or trusts, or in relation thereto, to the fullest extent permitted by law, PROVIDED THAT this indemnity shall not extend to any matter which would render this indemnity void pursuant to the Act. The right to indemnification conferred by this Bye-law shall be a contract right and may include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition. An advancement of expenses incurred by a party entitled to indemnification may be conditioned upon delivery to the Company of an undertaking by such person to repay all amounts so advanced if it is ultimately determined by final judicial decision that such person is not entitled to be indemnified for such expenses under this Bye-law.

      The Board shall have the power to purchase and maintain insurance for the benefit of any persons who are entitled to indemnity including, without limitation, insurance against any liability incurred by such person in respect of any act or omission in the actual or purported performance of their duties, powers or offices in relation to the Company or any such other corporation, partnership, limited liability company, joint venture, trust or other legal entity.

      To the extent that any person is entitled to claim an indemnity pursuant to this Bye-law in respect of an amount paid or discharged by him, the relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment (including advance payments of fees or other costs) or effecting such discharge. The rights to indemnification, reimbursement and advances of expenses provided by this Bye-law are in addition to any other rights which a person may be entitled.


30.  Waiver of claim by Member

      Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any person entitled to indemnity pursuant to Bye-law 29 on account of any action taken by such person, or the failure of such person to take any action in the performance of his duties with or for the Company or any other corporation, partnership, limited liability company, joint venture, trust or other legal entity, to the fullest extent permitted by law, PROVIDED THAT such waiver shall not extend to any matter for which such person would not be entitled to indemnity pursuant to Bye-law 29.


                                    MEETINGS

31.  Notice of annual general meeting

     The annual general meeting of the Company shall be held in each calendar year other than the year of incorporation at such time and place as the Chairman, the President or the Board shall appoint. At least 60 days notice of such meeting shall be given to each Member stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

32.  Notice of special general meeting

     The Chairman, the President or the Board may convene a special general meeting of the Company, at such time and place as the Chairman, the President or the Board shall appoint, whenever in their judgment such a meeting is necessary, upon not less than 60 days' notice which shall state the date, time, place and the general nature of the business to be considered at the meeting.

33.  Accidental omission of notice of general meeting

     The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

34.  Meeting called on requisition of Members

     Notwithstanding anything herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of Section 74 of the Act shall apply. A meeting convened under this Bye-law shall be convened in the same manner, as nearly possible, as that in which a special general meeting is called by Directors.

35.  Short notice

     A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

36.  Postponement and cancellation of meetings

     The Chairman or the President may, and the Secretary on instruction from the Chairman or the President shall, postpone or cancel any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement or cancellation is given to each Member before the time for such meeting. Fresh notice of the date, time and place for a postponed meeting shall be given to the Members in accordance with the provisions of these Bye-laws.

37.  Quorum for general meeting

      At any general meeting of the Company, two persons or more present in person at the start of the meeting and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business; provided that, if the Company shall have only one Member, one Member present in person or by proxy shall constitute the necessary quorum. If, within 30 minutes from the time appointed for the meeting a quorum is not present, the meeting (i) in the case of a meeting convened on the requisition of Members, shall be dissolved and (ii) in the case of any other meeting, shall stand adjourned to the same day one week later, at the time and place or to such other day, time or place as the chairman or the Secretary may determine. If, at the adjourned meeting, a quorum is not present within 30 minutes from the time appointed for the meeting, the Members present in person or by proxy are a quorum.

38.  Adjournment of meetings

     (1) The chairman of any general meeting at which a quorum is present may with the consent of a majority in number of those present (and shall if so directed by a majority in number of those present in person or by proxy) adjourn the meeting. In addition, the chairman may adjourn the meeting to another time and place without such consent or direction if it appears to him that:

      (a) it is likely to be impracticable to hold or continue that meeting because of the number of Members wishing to attend who are not present; or

      (b) the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

      (c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

     (2) Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

39.  Attendance and security and procedure at meetings

     (1) If authorised by the Board, Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

     (2) The Board and, at any general meeting, the chairman of such meeting may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

     (3) Subject to the provisions of the Act, and except as otherwise provided in these Bye-laws, the chairman may regulate the procedure at meetings of Members.

40.  Written resolutions

     (1) Subject to subparagraph (6), anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

     (2) A resolution in writing may be signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

     (3) For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

     (4) A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

     (5) A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of Sections 81 and 82 of the Act.

     (6) This Bye-law shall not apply to (and such actions may only be taken at a general meeting or a special general meeting):-

               (a) a resolution passed pursuant to Section 89(5) of the Act; or

               (b) a resolution passed for the purpose of removing a Director before the expiration of his term of office under these Bye-laws.

41.  Attendance of Directors and Resident Representative

     The Resident Representative and the Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

42.  Voting at meetings

     (1) Subject to the provisions of the Act and these Bye-laws (including without limitation Bye-laws 14 (Removal of Directors) 84 (Business Combinations) and 85 (Alteration of Bye-laws)), any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

     (2) No Member shall be entitled to vote at any general meeting in respect of any share if any amount is due and payable on that share by the Member to the Company.

     (3) Prior to any vote of the Members, the Board shall provide sufficient notice and information to the Partners Committee (as defined in the Voting Agreement) with respect to the matters to be subject to such vote to ensure that the partners can conduct their "pre-vote" as provided for in the Voting Agreement.

43.  Voting on show of hands

     At any general meeting a resolution put to the vote of the meeting shall be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

44.  Decision of chairman

     (1) At any general meeting if an amendment shall be proposed to any resolution under consideration and the chairman of the meeting shall rule on whether the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

     (2) At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

45.  Demand for a poll

     (1) Notwithstanding the provisions of the immediately preceding two Bye-laws, at any general meeting of the Company, in respect of any question proposed for the consideration of the Members (whether before or on the declaration of the result of a show of hands as provided for in these Bye-laws), a poll may be demanded by any of the following persons:-

        (a) the chairman of such meeting; or

        (b) at least three Members present in person, or by proxy and having the right to vote at such meeting; or

        (c) any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

        (d) any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such right.

     (2) Where, in accordance with the provisions of subparagraph (1) of this Bye-law, a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted in the manner set out in subparagraph (4) of this Bye-Law and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

     (3) A poll demanded in accordance with the provisions of subparagraph (1) of this Bye-law, for the purpose of electing a chairman of the meeting or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time at such meeting as the chairman (or acting chairman) may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

     (4) The Board may, before any meeting of Members, determine the manner in which a poll vote is to be taken and the manner in which votes are to be counted, which may include provision for votes to be cast by electronic means and for the appointment of scrutineers. To the extent not so determined by the Board, such matters will be determined by the chairman of the meeting. A person appointed as scrutineer need not be a Member.

46.  Seniority of joint holders voting

     (1) In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

     (2) All provisions of these Bye-laws relating to general meetings of the Company shall apply to any separate general meeting of any class of members, with appropriate modifications.

47.  Instrument of proxy

     (1) A Member or a Member's duly authorised attorney-in-fact may appoint a proxy (including a standing proxy and/or irrevocable proxy) to vote on behalf of the Member at a meeting of Members. The proxy is entitled to attend and be heard at the meeting and to demand or join in demanding a poll, as if the proxy were a Member. A Member who is the holder of two or more shares may appoint more than one proxy to attend and vote on behalf of the Member at a meeting of Members. The instrument appointing a proxy shall be in writing in such form as the Board shall accept, under the hand of the appointor or of the appointor's attorney duly authorised in writing, or if the appointor is a corporation, either under its seal, or under the hand of a duly authorised officer, director, employee, agent or attorney. The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.

     (2) No instrument appointing a proxy is effective in relation to a meeting unless such instrument shall be deposited at the registered office or at such other place as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting not less than 48 hours before the time specified for the commencement of the meeting; provided that the proxy appointed pursuant to the Voting Agreement need not comply with this paragraph.

     (3) A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf.

     (4) Subject to the Act, the Board may at its discretion waive any of the provisions of these Bye-Laws relating to the execution and deposit of an instrument or other form of communication appointing or evidencing the appointment of a proxy or a corporate representative or any ancillary matter (including, without limitation, any requirement for the production or delivery of any instrument or other communication to any particular place or by any particular time or in any particular way) and, in any case in which it considers it appropriate, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Member at any general meeting.

48.  Representation of corporations at meetings

     A corporation which is a Member may, by written instrument, authorise such person as it thinks fit to act as its representative at any meeting of the Members and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

                            SHARE CAPITAL AND SHARES

49.  Rights of shares

       (1) At the date these Bye-laws are adopted, the authorised share capital of the Company is US$500,000 is divided into 2,000,000,000 Class A Common Shares, par value US$0.0001 each, 2,000,000,000 Class X Common Shares, par value US$0.0001 each, and 1,000,000,000 Preferred Shares, par value US$ 0.0001 each.

       (2) Subject to the rights attaching to or terms of issue of any class of shares and subject to the provisions of these Bye-laws, each Class A Common Share entitles the holder to:

               (a) one vote per Class A Common Share, provided that for so long as any member firm of the PricewaterhouseCoopers global network of firms holds any Class A Common Shares that were issued to such firm by the Company in connection with a Roll-up Transaction, such firm shall not be entitled to exercise any voting rights attached to those shares (and except as otherwise provided by the Act to these Bye-laws, the holders of Class A Common Shares and Class X Common Shares shall vote as a single class);

               (b) an equal share in such dividends as the Board may from time to time declare in respect of Class A Common Shares;

               (c) an equal share in any surplus assets of the Company in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital;

               (d) other than as otherwise provided above, generally be entitled to enjoy all of the rights attaching to shares; and

               (e) in the case of any bonus issue, share dividend or split, sub-division, combination or reclassification of any of Class A Common Shares, the Class X Common Shares shall also be issued split, sub-divided, combined or reclassified, in each case so that the numbers of Class A Common Shares and Class X Common Shares on issue immediately following such issue, split, sub-division, combination or reclassification shall bear the same relationship to one another as do the numbers of Class A Common Shares and Class X Common Shares on issue immediately prior to such issue, split, sub-division, combination or reclassification.

(3) Subject to the provisions of these Bye-laws each Class X Common Share:

       (a) entitles the holder thereof to one vote per Class X Common Share, provided that for so long as any member firm in the PricewaterhouseCoopers global network of firms holds any Class X Common Shares that were issued to such firm by the Company in connection with a Roll-up Transaction, such firm shall not be entitled to exercise any voting rights attached to those shares (and except as otherwise provided by the Act to these Bye-laws, the holders of Class A Common Shares and Class X Common Shares shall vote as a single class);

       (b)    but does not entitle the holder thereof to:

              (i)    receive any dividend or distribution;

              (ii) receive any surplus assets of the Company in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital; and

              (iii) receive a share certificate in respect of their holding of Class X Common Shares, unless the Board resolves otherwise (either generally or in any particular case or cases).

        (c) is, subject to the requirements of the Act, redeemable at the option of the Company at any time giving the holder written notice, in which case:

             (i) the notice to be given by the Company shall specify the number of Class X Common Shares to be redeemed, the date on which the Class X Common Shares are to be redeemed and the Member's right to claim a redemption payment under Bye-law 49(3)(c)(iii);

             (ii) on the date specified in the written notice, the number of Class X Common Shares specified in that notice shall be redeemed;

             (iii) (subject to delivery of any share certificate as referred to in Bye-law 49(3)(c)(iv)) the Company will pay to such holder or, in the case of joint holders, to the holder whose name stands first in the Register of Members, in respect of each Class X Common Share which has been redeemed the par value of that share;

             (iv) the holder of any Class X Common Shares which have been redeemed deliver to the Company at its registered office (or such other place as the Company directs) any certificates for the Class X Common Shares held by the Member which are to be redeemed. If relevant, the Company will issue to the Member a new share certificate for any outstanding Class X Common Shares held by that Member;

             (v) if a redemption of Class X Common Shares under this Bye-law 49(3)(c) would otherwise result in the Member being entitled to receive a redemption payment of a fractional part of one cent of a US dollar, then the amount of the payment will be rounded up to the nearest whole cent;

             (vi) the receipt of the registered holder or, in the case of joint holders, the holder whose name stands first in the Register of Members, of the monies payable on redemption of such shares shall constitute an absolute discharge to the Company in respect thereof; and

             (vii) any redemption payment which is uncollected for a period of 1 year from the date of issue by the Company of the notice relating to it under Bye-law 49(3)(c)(i) shall be forfeited and will revert to the Company;


        (d) is not transferable without the prior written consent of the Company to the proposed transfer to the proposed transferee; and

        (e) in the case of any bonus issue, share dividend or split, sub-division, combination or reclassification of any of the Class X Common Shares, the Class A Common Shares shall also be split, sub-divided, combined or reclassified, in each case so that the numbers of Class X Common Shares and Class A Common Shares on issue immediately following such issue, split, sub-division, combination or reclassification shall bear the same relationship to one another as do the numbers of Class X Common Shares and Class A Common Shares on issue immediately prior to such issue, split, sub-division, combination or reclassification.

(4) Subject to these Bye-laws and to any resolution of the Members to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the full power to issue any unissued shares of the Company on such terms and conditions as it may, in its absolute discretion, determine.

(5) The Board is authorized to provide for the issuance of the Preferred Shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof (and, for the avoidance of doubt, such matters and the issuance of such Preferred Shares shall not be deemed to vary the rights attached to the Common Shares). The particular rights and restrictions attached to any Preferred Shares shall be recorded in a resolution of the Board. The Board may at any time before the allotment of any Preferred Shares by further resolution in any way amend such rights and restrictions or vary or revoke its designation. A copy of any such resolution or amending resolution shall be annexed as an appendix to (but shall not form part of) these Bye-laws. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

            (a) the number of shares constituting that series and the distinctive designation of that series;

            (b) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

            (c) whether the shares of that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

            (d) whether the shares of that series shall have conversion or exchange privileges (including, without limitation, conversion into Common Shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

            (e) whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

            (f) whether the shares of that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

            (g) the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any outstanding shares of the Company;

            (h) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of shares of that series; and

            (i) any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

50.      Power to issue shares

         (1) Any Preferred Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorised and unissued Preferred Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Shares to be created by resolution or resolutions of the Board or as part of any other series of Preferred Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preferred Shares.

            (2) At the discretion of the Board, whether or not in connection with the issuance and sale of any of its shares or other securities, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board, including, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the outstanding common shares, other shares, option rights, securities having conversion or option rights, or obligations of the company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

            (3) The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

            (4) The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any person of or for any shares in the Company, except as permitted by the Act.

            (5) The Company may from time to time do any one or more of the following things:

               (a) make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares;

               (b) accept from any Member the whole or a part of the amount remaining unpaid on any shares held by such Member, although no part of that amount has been called up;

               (c) pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

               (d) issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

51. Variation of rights, alteration of share capital and purchase of shares of the Company

      (1) Subject to the provisions of Sections 42 and 43 of the Act any Preferred Shares may be issued or converted into shares that, at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by resolution of the Members determine.

      (2) If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with Section 47 (7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

      (3) The Company may from time to time if authorised by resolution of the Members change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

      (4) The Company may from time to time purchase its own shares in accordance with Section 42A of the Act.

52.   Registered holder of shares

      (1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other person.

      (2) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member's address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend or distribution paid in respect of such shares.

53.   Death of a joint holder

      Where two or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.


54.   Share certificates

      (1) Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means. The

Board shall determine the form of the share certificate including any legends describing restrictions on transfer applicable to such shares.

      (2) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom such shares have been allotted.

      (3) If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

      (4) The Company may not issue bearer shares.

55.   Calls on shares

      (1) The Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members (and not made payable at fixed times by the terms and conditions of issue) and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof. A call may be made payable by instalments. The Board may revoke or postpone any call.

      (2) Any sum which by the terms of allotment of a share becomes payable upon issue or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for all the purposes of these Bye-laws be deemed to be a call duly made and payable, on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-laws as to payment of interest, costs, charges and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

      (3) The Board may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

56.   Forfeiture of shares

      (1) If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any Share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a written notice requiring payment of the amount unpaid together with any accrued interest and all expenses incurred by the Company by reason of such non-payment.

      (2) The notice shall specify a further date (not earlier than 14 days after the date of service of the notice) on or before which, and the place where, the payment is to be made, and shall state that, if payment is not made by the specified date, and at the place appointed, the share in respect of which the call is made or installment is due, is liable to be forfeited.

      (3) If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

      (4) A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

      (5) The Board may accept the surrender of any share which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

      (6) A forfeiture may be cancelled at any time before the sale, re-allotment or disposition of the forfeited Share, on such terms as the Board thinks fit.

                               REGISTER OF MEMBERS

57.   Contents of Register of Members

      The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

58.   Inspection of Register of Members

      The Register of Members shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.

59.  Determination of record dates

     Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:-

     (a) determining the Members entitled to receive any dividend or distribution; and

     (b) determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

                               TRANSFER OF SHARES

60.  Instrument of transfer

(1) An instrument of transfer shall be in such usual or common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

(2) The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

61.  Restriction on transfer

               (1) The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share which is not fully paid or in respect of which the Company has a lien. The Board shall refuse to register a transfer (and may so instruct any transfer agent) unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained and such transfer does not violate these Bye-laws or the terms of any agreement to which the Company (or any of its subsidiaries) and the transferor are party or subject.

               (2) If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

62.  Transfers by joint holders

     The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

                             TRANSMISSION OF SHARES

63.  Representative of deceased Member

     In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

64.  Registration on death or bankruptcy

     Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in such usual or common form as the Board may accept, On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.


                        DIVIDENDS AND OTHER DISTRIBUTIONS

65.  Declaration of dividends by the Board

     The Board may, subject to these Bye-laws and in accordance with Section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

66.  Other distributions

     The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

67.  Reserve fund

     The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other special purpose.

68.  Payment of Dividends and Deduction of Amounts due to the Company

     (1) Any dividend or other monies payable in respect of a share may be paid by cheque or warrant or other means approved by the Board sent through the post to the registered address of the Members (in the case of joint Members, the senior joint holder, seniority being determined by the order in which the names stand in the Register of Members) or person entitled thereto, or by direct bank transfer or other funds transfer system or such other means as may be approved by the Board to such accounts as such Member or person entitled thereto may direct. Every such cheque shall be made payable to the order of the person to whom it is sent or to such persons as the Member may direct, and payment of the cheque or warrant shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby and the Company shall have no responsibility for sums lost or delayed in the course of any fund transfer.

     (2) The Board may deduct from the dividends or distributions payable to any Member (either alone or jointly with another) all monies due from such Member to the Company on account of calls or otherwise.

     (3) Any dividend or other money unclaimed for more than one year after having been authorised, may be used for the benefit of the Company until claimed. All dividends or other monetary distributions unclaimed for more than 6 years after having been authorised may be forfeited by the Board for the benefit of the Company. The payment of any unclaimed dividend or other moneys payable in respect of a Share may (but need not) be paid by the Company into a separate account from the Company's own account. Such payment shall not constitute the Company a trustee in respect thereof.

     (4) The Company shall be entitled to cease sending dividend warrants and cheques by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the Member's new address or, with respect to payment to be made by a funds transfer system, a new account for that Member. The entitlement conferred on the Company by this Bye-law 68(4) in respect of any Member shall cease if the Member claims a dividend or cashes a dividend warrant or cheque.

                                 CAPITALISATION

69.  Issue of bonus shares

     (1) The Board may resolve to capitalise any part of the amount at any time standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares.

     (2) The Company may capitalise any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

     (3) Where any difficulty arises in regard to any distribution made under this Bye-law 69 the Board may settle the same as it sees fit.

                        ACCOUNTS AND FINANCIAL STATEMENTS

70.  Records of account

     The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:-

     (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

     (b) all sales and purchases of goods by the Company and all services provided by the Company; and

     (c)       the assets and liabilities of the Company.

Such records of account shall be kept at the registered office of the Company or, subject to Section 83 (2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

71.  Financial year end

     The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 30 June in each year.

72.  Financial statements

     Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.


                                      AUDIT

73.  Appointment of Auditor

     Subject to Section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company. No Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

74.  Remuneration of Auditor

     The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

75.  Vacation of office of Auditor

     If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the Board may fill the vacancy thereby created.

76.  Access to books of the Company

     The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

77.  Report of the Auditor

     (1) Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

     (2) The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

     (3) The generally accepted auditing standards referred to in subparagraph
(2) of this Bye-law may be those of a country or jurisdiction other than Bermuda. If so, the financial statements and the report of the Auditor must disclose this fact and name such country or jurisdiction.

                                     NOTICES

78.  Notices to Members of the Company

     (1) A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible and non-transitory form.

     (2) The Company shall be under no obligation to send a notice or other document to the address shown for any particular Member in the Register of Members if the Board considers that the legal or practical problems under the laws of, or the requirements of any regulatory body or stock exchange in, the territory in which that address is situated are such that it is necessary or expedient not to send the notice or document concerned to such Member at such address and may require a Member with such an address to provide the Company with an alternative acceptable address for delivery of notices by the Company.

79.  Notices to joint Members

     Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

80.  Service and delivery of notice

     (1) Save as otherwise provided in Bye-law 80(2), any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

     (2) Mail notice shall be deemed to have been served seven days after the date on which it is deposited, with postage prepaid, in the mail of any member state of the European Union, the United States or Bermuda.


                               SEAL OF THE COMPANY

81.  The seal

     The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use outside Bermuda.

82.  Manner in which seal is to be affixed

     The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director or Officer and the Secretary or any two Directors or Officers, or any person appointed by the Board for the purpose, provided that any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative's signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.


                                   WINDING-UP

83.  Winding-up/distribution by liquidator

     If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

                              BUSINESS COMBINATIONS

84.  Business Combinations

     (1) The Company shall not engage in any Business Combination unless such Business Combination has been approved by (i) a resolution of the Members by the affirmative votes of the holders of a majority of the voting shares of the Company and (ii) a resolution of the Board, provided that if the Act does not require a resolution by the Members to approve an amalgamation of the Company, then such amalgamation shall only require a resolution of the Board.

     (2) In this Bye-law, "Business Combination" means: (i) any amalgamation, merger, consolidation or similar transaction of the Company and another person or entity; or (ii) any sale, lease or exchange by the Company of all or substantially all of its property or assets, including its goodwill and its corporate franchises.

                                ALTERATION OF BYE-LAWS

85.  Alteration of Bye-laws

     (1) Subject to paragraph (2), no Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Members.

     (2) Bye-laws 12 (Election of Directors), 14 (Removal of Directors), 15 (Vacancies on the Board), 40 (Written resolutions), 49(4) and 49(5) (Rights of shares), 50(2) (Power to issue shares), 85 (Business Combinations) and 85 (Alteration of Bye-laws) shall not be rescinded, altered or amended, and no new Bye-law shall be made which would have the effect of rescinding, altering or amending the provisions of such Bye-laws, until the same has been approved by a resolution of the Board and by a resolution of the Members by the affirmative votes of not less than 66-2/3 percent of the votes of Members entitled to vote and voting on the question.

                                    ******
                                     ***

                     APPENDIX A TO BYE-LAWS OF MONDAY LTD
                                 TERMS OF ISSUE
                                       of
                        SERIES A JUNIOR PREFERRED SHARES
                                       of
                                   MONDAY LTD


            IT IS HEREBY CERTIFIED that the following constitutes an extract from the minutes of a meeting of the Board of Directors of Monday Ltd, held on
[           ], 2002, and annexed as an appendix to the Bye-laws of Monday Ltd:

            RESOLVED, that, subject to the powers of the Board of Directors of the Company to revoke this resolution or in any way amend the rights and restrictions of the shares created hereunder at any time before allotment, and pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of the Bye-laws, as amended, a series of preferred shares, par value US$0.0001 per share, of the Company is hereby authorized, and the designation and number of shares thereof, and the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, shall be as follows:

            SECTION 1. Designation and Number of Shares. The shares of such series shall be designated as "Series A Junior Preferred Shares" (the "Series A Preferred Shares"). The number of shares initially constituting the Series A
Preferred Shares shall be [       ]; provided, however, that, if more than a
total of [      ] Series A Preferred Shares shall be issuable upon the exercise of Rights (the "Rights") issued pursuant to the Rights Agreement dated as of [
], 2002, between the Company and [RIGHTS AGENT], a [       ] trust company, as
Rights Agent (the "Rights Agreement"), the Board of Directors of the Company shall direct by resolution or resolutions that the total number of shares of Series A Preferred Shares authorized to be issued to be increased (to the extent that the Memorandum of Association and Bye-laws then permit) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

            SECTION 2. Dividends or Distributions. (a) Subject to the superior rights of the holders of shares of any other series of Preferred Shares or other class of shares of the Company ranking superior to the Series A Preferred Shares with respect to dividends, the holders of the Series A Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Company legally available therefor, (1) quarterly dividends payable in cash on the last day of each fiscal quarter in each fiscal year of the Company, or such other dates as the Board of Directors of the Company shall approve (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Series A Preferred Share or a fraction of a Series A Preferred Share, in the amount of US$1.00 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series A Preferred Shares pursuant to the following clause (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Series A Preferred Share or fraction of a Series A Preferred Share, provided, however, that in no event shall any quarterly dividend payable on a Series A Preferred Share be less than zero and (2) dividends payable in cash on the payment date for each cash dividend declared on the Class A Common Shares (as defined in the Rights Agreement) in an amount per whole Series A Preferred Share (rounded to the nearest cent) equal to the Formula Number (as hereinafter defined) then in effect times the cash dividends then to be paid on each Class A Common Share. In addition, if the Company shall pay any dividend or make any distribution on the Class A Common Shares payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely of Common Shares (as defined in the Rights Agreement)), then, in each such case, the Company shall simultaneously pay or make on each outstanding whole Series A Preferred Share a dividend or distribution in like kind equal to the Formula Number (as hereinafter defined) then in effect times such dividend or distribution on each Class A Common Share. As used herein, the "Formula Number" shall be 1,000; provided, however, that, if at any time after the Record Date (as defined in the Rights Agreement), the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or make any distribution on the Common Shares in Common Shares, (ii) subdivide the outstanding Common Shares into a larger number of Common Shares or (iii) combine the outstanding Common Shares into a smaller number of Common Shares, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of Common Shares that are outstanding immediately after such event and the denominator of which is the number of Common Shares that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further that, if at any time after the Record Date, the Company shall issue any shares of its capital stock in a merger, amalgamation, reclassification, or change of the outstanding shares of Common Shares, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, amalgamation, reclassification or change so that each Preferred Share continues to be the economic equivalent of a Formula Number of Common Shares prior to such merger, reclassification or change.

            (b) The Company shall declare a dividend or distribution on the Series A Preferred Shares as provided in Section 2(a) immediately prior to or at the same time it declares a dividend or distribution on the Class A Common Shares (other than a dividend or distribution solely of Common Shares); provided, however, that, in the event no dividend or distribution (other than a dividend or distribution of Common Shares) shall have been declared on the Class A Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of US$1.00 per Series A Preferred Share shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of Series A Preferred Shares entitled to receive a dividend or distribution declared thereon, which record date shall, if applicable, be the same as the record date for any corresponding dividend or distribution on the Common Shares.

            (c) Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from and after the Quarterly Dividend Payment Date immediately preceding the date of original issue of such Series A Preferred Shares; provided, however, that dividends on such shares which are originally issued after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on Series A Preferred Shares which are originally issued prior to the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend on the first Quarterly Dividend Payment Date shall be calculated as if cumulative from and after the last day of the fiscal quarter next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

            (d) So long as any Series A Preferred Shares are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Shares unless, in each case, the dividend required by this Section 2 to be declared on the Series A Preferred Shares shall have been declared.

            (e) The holders of Series A Preferred Shares shall not be entitled to receive any dividends or other distributions except as provided herein.

            SECTION 3. Voting Rights. The holders of Series A Preferred Shares shall have the following voting rights:

            (a) Each holder of Series A Preferred Shares shall be entitled to a number of votes equal to the Formula Number then in effect, for each Series A Preferred Share held of record on each matter on which holders of the Common Shares or shareholders generally are entitled to vote, multiplied by the maximum number of votes per share which any holder of the Common Share or shareholders generally then have with respect to such matter (assuming any holding period or other requirement to vote a greater number of shares is satisfied).

            (b) Except as otherwise provided herein or by applicable law, the holders of Series A Preferred Shares and the holders of Common Shares shall vote together as one class for the election of directors of the Company and on all other matters submitted to a vote of shareholders of the Company.

            (c) If, at the time of any annual general meeting of shareholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any Series A Preferred Share are in default, the number of directors constituting the Board of Directors of the Company shall be increased by two. In addition to voting together with the holders of Common Shares for the election of other directors of the Company, the holders of record of the Series A Preferred Shares, voting separately as a class to the exclusion of the holders of Common Shares, shall be entitled at said meeting of shareholders (and at each subsequent annual general meeting of shareholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Company, the holders of any Series A Preferred Share being entitled to cast a number of votes per Series A Preferred Share equal to the Formula Number. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, without cause, only by the affirmative vote of the holders of the Series A Preferred Shares at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Preferred Shares shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(c) shall be in addition to any other voting rights granted to the holders of the Series A Preferred Shares in this Section 3.

            (d) Except as provided herein, in Section 11 or by applicable law, holders of Series A Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for authorizing or taking any corporate action.

            SECTION 4. Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Shares as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series A Preferred Shares outstanding shall have been paid in full, the Company shall not

            (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares;

            (ii) declare or pay dividends on or make any other distributions on any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except dividends paid ratably on the Series A Preferred Shares and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

            (iii) redeem or purchase or otherwise acquire for consideration any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares; provided, however, that the Company may at any time redeem, purchase or otherwise acquire shares in exchange for shares of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Shares; or

            (iv) purchase or otherwise acquire for consideration any Series A Preferred Shares, or any shares ranking on a parity with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            (b) The Company shall not permit any Subsidiary of the Company to purchase or otherwise acquire for consideration any shares of the Company unless the Company could, under Section 4(a), purchase or otherwise acquire such shares at such time and in such manner.

            SECTION 5. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, no distribution shall be made (1) to the holders of any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares unless, prior thereto, the holders of Series A Preferred Shares shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (x) $1,000 per whole share or (y) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Class A Common Shares or (2) to the holders of any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except distributions made ratably on the Series A Preferred Shares and all other such parity shares in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

            SECTION 6. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, amalgamation, combination or other transaction in which the Common Shares are exchanged for or changed into other shares or securities, cash or any other property, then in any such case the then outstanding Series A Preferred Shares shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of shares, stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each Common Share is exchanged or changed. In the event both this Section 6 and
Section 2 appear to apply to a transaction, this Section 6 will prevail.

            SECTION 7. No Redemption; No Sinking Fund. (a) Series A Preferred Shares shall not be subject to redemption by the Company or at the option of any holder of Series A Preferred Shares; provided, however, that, subject to Section 4(a)(iv), the Company may purchase or otherwise acquire outstanding Series A Preferred Shares in the open market or by offer to any holder or holders of Series A Preferred Shares.

            (b) Series A Preferred Shares shall not be subject to or entitled to the operation of a retirement or sinking fund.

            SECTION 8. Ranking. Series A Preferred Shares shall rank junior to all other series of Preferred Shares of the Company (as to dividends and upon liquidation, dissolution or winding up) unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

            SECTION 9. Fractional Shares. Series A Preferred Shares shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-thousandth of a share or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, exercise voting rights, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Shares. In lieu of fractional shares, the Company, prior to the first issuance of a share or a fraction of a Series A Preferred Share, may elect (a) to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-thousandths of a share or any integral multiple thereof or (b) to issue depositary receipts evidencing such authorized fraction of a Series A Preferred Share pursuant to an appropriate agreement between the Company and a depositary selected by the Company; provided, however, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series A Preferred Shares.

            SECTION 10. Reacquired Shares. Any shares of Series A Preferred Shares purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancelation become authorized but unissued shares of Preferred Shares, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of the Bye-Laws.

            SECTION 11. Amendment. None of the powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Shares as provided herein shall be amended in any manner (including by way of amalgamation, merger or consolidation of the Company) which would alter or change the powers, preferences, rights or privileges of the holders of Series A Preferred Shares so as to affect them adversely without the affirmative vote of the holders of at least 66-2/3% of the outstanding Series A Preferred Shares, voting as a separate class.